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Exhibit 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in the Registration Statements of East West Bancorp, Inc. on Forms S-8 (Nos. 333-85330, 333-91554, 333-105292, 333-88527, 333-88529 and 333-56468) and on Forms S-3 (Nos. 333-46718 and 333-54538) of our report dated March 8, 2004, appearing in this Annual Report on Form 10-K of East West Bancorp, Inc. for the year ended December 31, 2003.

DELOITTE & TOUCHE LLP

Los Angeles, California
March 10, 2004

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  Exhibit 23.1
INDEPENDENT AUDITORS' CONSENT